Exhibit 3

                        CONSENT OF INDEPENDENT ACCOUNTS



We hereby consent to the use in this Annual Report on Form 40-F/A of CP Ships Limited of our Auditor's Report dated 12th March 2004 except as to notes 2,7, 23(b) and 24(k) which are as at 16th August 2004 and except as to Note 26 which is as at 27th September 2004 relating to the consolidated financial statements, which appear in the Annual Report to Shareholders.



/ s / PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada
27th September 2004